Exhibit 4.28

Fourth Supplemental Agreement

This Fourth Supplemental Agreement (this “Agreement”) is entered into as of March 7, 2024 by and among the following parties in Beijing:

Party A:	Beijing Dexin Dongfang Network Technology Co., Ltd., a wholly foreign-owned enterprise legally established and validly existing in the People’s Republic of China (the “PRC”), with the unified social credit code of 91110108MA01AWYY4A and the registered address at Unit 1801-03, 18th Floor, No. 2 Haidian East Third Street, Haidian District, Beijing (“Dexin Dongfang”);

Zhuhai Chongsheng Heli Network Technology Co., Ltd., a limited liability company legally established and validly existing in the PRC, with the unified social credit code of 91440400MA53HUAU2Y and the registered address at Room 408, 4th Floor, Building 1, No. 338 Shizimen Avenue, Hengqin New District, Zhuhai;

Xi’an Ruiying Huishi Network Technology Co., Ltd., a limited liability company legally established and validly existing in the PRC, with the unified social credit code of 91610131MA71324WX6 and the registered address at Room A140, No. 10509, Moca Block 7, Gaoke Shangdu, No. 41, Zhangba 5th Road, High-tech Zone, Xi’an, Shaanxi Province (“Xi’an Ruiying”);

Hainan Haiyue Dongfang Network Technology Co., Ltd., a limited liability company legally established and validly existing in the PRC, with the unified social credit code of 91460000MA5TPNGK7H and the registered address at No. D-021, 2nd Floor, Block E, Fuxing City, No. 32, Binhai Street, Longhua District, Haikou City, Hainan Province;

Wuhan Dongfang Youbo Network Technology Co., Ltd., a limited liability company legally established and validly existing in the PRC, with the unified social credit code of 91420100MA49KEAK79 and the registered address at Room 210-218, 2nd Floor, Building 6, Wugang Hi-Tech Industrial Park, No. 5 Maodianshan Middle Road, Wuhan Donghu New Technology Development District, Wuhan (“Wuhan Dongfang Youbo”);

Party B:	Beijing New Oriental Xuncheng Network Technology Co., Ltd., a limited liability company legally established and validly existing in the PRC, with the unified social credit code of 9111010877256341X4 and the registered address at Room 801-01, 8th floor, No. 2 Haidian East Third Street, Haidian District, Beijing;

Party B’s Subsidiaries: the entities listed in Schedule I and the entities to be updated from time to time in accordance with this Agreement that are invested and controlled by Party B (including controlled by means of contractual arrangement);

Party C:	New Oriental Education & Technology Group Co., Ltd., a limited liability company legally established and validly existing in the PRC, with the unified social credit code of 91110108726367151N and the registered address at 9th Floor, No. 6 Haidian Middle Street, Haidian District, Beijing;

Each of the parties listed above is referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS,

1.

(1) Party A, Party B, Party B’s Subsidiaries and Party C jointly or severally executed the following agreements: (i) the Exclusive Option Agreement, the Exclusive Management Consultancy and Cooperation Agreement, the Equity Pledge Agreement, the Powers of Attorney, and the Letters of Undertaking on May 10, 2018; (ii) the Acceptance Letter and the Supplemental Agreement on October 10, 2019; (iii) the Second Supplemental Agreement on February 1, 2021; and (iv) the Third Supplemental Agreement on May 24, 2023; (2) Beijing Xinyuanfang Human Resources Service Co., Ltd. and Dongfang Youxuan (Beijing) Technology Co., Ltd. each signed the Acceptance Letter on January 12, 2022; (3) Oriental Selection (Beijing) Technology Co., Ltd. signed the Acceptance Letter on January 4, 2023; (4) Oriental Selection (Zhuhai) Tourism and Culture Co., Ltd. signed the Acceptance Letter on March 1, 2024; (5) Time with Yuhui (Beijing) Technology Co., Ltd. signed the Acceptance Letter on March 1, 2024; (6) Oriental Selection (Jiaxing) Supply Chain Management Co., Ltd. signed the Acceptance Letter on March 7, 2024 (collectively, the “Original Agreements”).

2.

Party B, Party C, Dexin Dongfang and other relevant parties jointly executed the Acquisition Agreement on November 21, 2023, which stipulates the following: (1) Party B shall transfer 100% of the equity interests it holds in Beijing Kuxue Huisi Network Technology Co., Ltd. (“Kuxue Huisi”) to Party C (“Kuxue Huisi Equity Transfer”); (2) New Oriental Xuncheng Technology (Hong Kong) Limited shall transfer 100% of the equity interests it holds in Xi’an Ruiying to Party C (“Xi’an Ruiying Equity Transfer”).

3.	As of the date of this Agreement, Wuhan Dongfang Youbo is undergoing bankruptcy liquidation.

After negotiation, the Parties agree as follows:

1.

Parties agree that: (1) upon the completion date of the Kuxue Huisi Equity Transfer, Kuxue Huisi ceases to have any right or obligation under the Original Agreements; (2) upon the completion date of the Xi’an Ruiying Equity Transfer, Xi’an Ruiying ceases to have any right or obligation under the Original Agreements; (3) upon the completion of the liquidation and deregistration of Wuhan Dongfang Youbo, Wuhan Dongfang Youbo ceases to have any right or obligation under the Original Agreements; (4) other parties to the Original Agreements shall continue to perform the Original Agreements, and enjoy the rights and assume the obligations under the Original Agreements.

2.	This Agreement shall take effect and become binding on Parties upon due execution of this Agreement by all Parties.

3.

This Agreement shall be a part of the Original Agreements and has the same effect as the Original Agreements. In case of inconsistency between this Agreement and the Original Agreements, this Agreement shall control.

4.

Any matter not covered in this Agreement shall be carried out in accordance with the Original Agreements, and those not covered in the Original Agreements shall be resolved through negotiations among Parties.

5.	This Agreement shall be executed in fourteen (14) counterparts, with each Party holding one (1) counterpart, and each of which shall have the same legal effect.

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SCHEDULE I PARTY B’S SUBSIDIARIES

No.	Name

1.	Beijing Kuxue Huisi Network Technology Co., Ltd.

2.	Dongfang Youxuan (Beijing) Technology Co., Ltd.

3.	Beijing Xinyuanfang Human Resources Service Co., Ltd.

4.	Oriental Selection (Beijing) Technology Co., Ltd.

5.	Oriental Selection (Zhuhai) Tourism and Culture Co., Ltd.

6.	Oriental Selection (Jiaxing) Supply Chain Management Co., Ltd.

7.	Time with Yuhui (Beijing) Technology Co., Ltd.

SIGNATURE PAGE TO THE FOURTH SUPPLEMENTAL AGREEMENT

PARTY A:

Beijing Dexin Dongfang Network Technology Co., Ltd. (seal)

Legal representative or authorized representative (Signature): /s/ Legal representative or authorized representative

/s/ Seal of Beijing Dexin Dongfang Network Technology Co., Ltd.

Zhuhai Chongsheng Heli Network Technology Co., Ltd. (seal)

Legal representative or authorized representative (Signature): /s/ Legal representative or authorized representative

/s/ Seal of Zhuhai Chongsheng Heli Network Technology Co., Ltd.

Xi’an Ruiying Huishi Network Technology Co., Ltd. (seal)

Legal representative or authorized representative (Signature): /s/ Legal representative or authorized representative

/s/ Seal of Xi’an Ruiying Huishi Network Technology Co., Ltd.

SIGNATURE PAGE TO THE FOURTH SUPPLEMENTAL AGREEMENT

PARTY A:

Hainan Haiyue Dongfang Network Technology Co., Ltd. (seal)

Legal representative or authorized representative (Signature): /s/ Legal representative or authorized representative

/s/ Seal of Hainan Haiyue Dongfang Network Technology Co., Ltd.

Wuhan Dongfang Youbo Network Technology Co., Ltd. (seal)

Legal representative or authorized representative (Signature): /s/ Legal representative or authorized representative

/s/ Seal of Wuhan Dongfang Youbo Network Technology Co., Ltd.

SIGNATURE PAGE TO THE FOURTH SUPPLEMENTAL AGREEMENT

PARTY B:

Beijing New Oriental Xuncheng Network Technology Co., Ltd. (seal)

Legal representative or authorized representative (Signature): /s/ Legal representative or authorized representative

/s/ Seal of Beijing New Oriental Xuncheng Network Technology Co., Ltd.

SIGNATURE PAGE TO THE FOURTH SUPPLEMENTAL AGREEMENT

PARTY B’S SUBSIDIARIES:

Beijing Kuxue Huisi Network Technology Co., Ltd. (seal)

Legal representative or authorized representative (Signature): /s/ Legal representative or authorized representative

/s/ Seal of Beijing Kuxue Huisi Network Technology Co., Ltd.

Dongfang Youxuan (Beijing) Technology Co., Ltd. (seal)

Legal representative or authorized representative (Signature): /s/ Legal representative or authorized representative

/s/ Seal of Dongfang Youxuan (Beijing) Technology Co., Ltd.

Time with Yuhui (Beijing) Technology Co., Ltd. (seal)

Legal representative or authorized representative (Signature): /s/ Legal representative or authorized representative

/s/ Seal of Time with Yuhui (Beijing) Technology Co., Ltd.

SIGNATURE PAGE TO THE FOURTH SUPPLEMENTAL AGREEMENT

PARTY B’S SUBSIDIARIES:

Beijing Xinyuanfang Human Resources Service Co., Ltd. (seal)

Legal representative or authorized representative (Signature): /s/ Legal representative or authorized representative

/s/ Seal of Beijing Xinyuanfang Human Resources Service Co., Ltd.

Oriental Selection (Zhuhai) Tourism and Culture Co., Ltd. (seal)

Legal representative or authorized representative (Signature): /s/ Legal representative or authorized representative

/s/ Seal of Oriental Selection (Zhuhai) Tourism and Culture Co., Ltd.

Oriental Selection (Beijing) Technology Co., Ltd. (seal)

Legal representative or authorized representative (Signature): /s/ Legal representative or authorized representative

/s/ Seal of Oriental Selection (Beijing) Technology Co., Ltd.

Oriental Selection (Jiaxing) Supply Chain Management Co., Ltd. (seal)

Legal representative or authorized representative (Signature): /s/ Legal representative or authorized representative

/s/ Seal of Oriental Selection (Jiaxing) Supply Chain Management Co., Ltd.

SIGNATURE PAGE TO THE FOURTH SUPPLEMENTAL AGREEMENT

PARTY C:

New Oriental Education & Technology Group Co., Ltd. (seal)

Legal representative or authorized representative (Signature): /s/ Legal representative or authorized representative

/s/ Seal of New Oriental Education & Technology Group Co., Ltd.